UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 16, 2025

Humacyte, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-39532	85-1763759
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification Number)

2525 East North Carolina Highway 54 Durham, NC	27713
(Address of principal executive offices)	(Zip code)

(919) 313-9633

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.0001 per share	HUMA	The Nasdaq Stock Market LLC
Redeemable Warrants, each whole warrant exercisable for one share of Common Stock at an exercise price of $11.50	HUMAW	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01. Entry into a Material Definitive Agreement

On December 16, 2025, Humacyte, Inc. (the “Company”) entered into a Sales Agreement (the “Agreement”) with TD Securities (USA) LLC, as agent (“TD Cowen”), under which the Company may offer and sell its common stock, par value $0.0001 per share, from time to time having an aggregate offering price of up to $60,000,000 (the “Shares”) during the term of the Agreement through TD Cowen, acting as agent. The Company has filed a prospectus supplement relating to the offer and sale of the Shares pursuant to the Agreement. The Shares will be issued pursuant to the Company’s previously filed and effective Registration Statement (File No. 333-290231), which was filed with the Securities and Exchange Commission (the “SEC”) on September 12, 2025 and was declared effective by the SEC on September 22, 2025. The Company intends to use the net proceeds from the offering, if any, to fund the commercialization of Symvess® in the vascular trauma indication, the development of the product candidates in the Company’s pipeline and for working capital and general corporate purposes.

The Company is not obligated to sell any Shares pursuant to the Agreement. Subject to the terms and conditions of the Agreement, TD Cowen will use commercially reasonable efforts, consistent with its normal trading and sales practices and applicable state and federal law, rules and regulations and the rules of the Nasdaq Global Select Market (“Nasdaq”), to sell Shares from time to time based upon the Company’s instructions, including any price, time or size limits or other customary parameters or conditions the Company may impose.

Under the Agreement, TD Cowen may sell Shares by any method permitted by law to be an “at the market offering” as defined in Rule 415 of the Securities Act of 1933, as amended (the “Securities Act”), and the rules and regulations thereunder, including, without limitation, sales made directly on or through Nasdaq, on our through any other existing trading market for the Shares or to or through a market maker. If expressly authorized by the Company, TD Cowen may also sell Shares in negotiated transactions.

The Agreement will terminate upon the earlier of (i) the issuance and sale of all of the Shares through TD Cowen on the terms and subject to the conditions set forth in the Agreement and (ii) termination of the Agreement as otherwise permitted thereby. The Agreement may be terminated at any time by either party upon ten days’ prior notice, or by TD Cowen at any time in certain circumstances, including the occurrence of a material adverse effect on the Company.

The Company has agreed to pay TD Cowen a commission of up to 3.0% of the gross proceeds from the sales of Shares pursuant to the Agreement. The Company made certain customary representations, warranties and covenants in the Agreement concerning the Company, the Company’s registration statement and the offering of the Shares, and has agreed to indemnify TD Cowen against certain liabilities, including liabilities under the Securities Act.

The foregoing summary of the Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Agreement, a copy of which is filed as Exhibit 10.1 hereto and incorporated herein by reference. The Agreement contains representations and warranties that the parties made to, and solely for the benefit of, the other in the context of all of the terms and conditions of the Agreement and in the context of the specific relationship between the parties. The provisions of the Agreement, including the representations and warranties contained therein, are not for the benefit of any party other than the parties to the Agreement and are not intended as a document for investors and the public to obtain factual information about the Company’s current state of affairs. Rather, investors and the public should look to other disclosures contained in the Company’s filings with the SEC.

The legal opinion of Covington & Burling LLP relating to the Shares is filed herewith as Exhibit 5.1.

This Current Report on Form 8-K shall not constitute an offer to sell or the solicitation of an offer to buy Shares, nor shall there be any sale of the Shares in any state or jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description
5.1	Opinion of Covington & Burling LLP.

10.1*	Sales Agreement, dated as of December 16, 2025, by and between Humacyte, Inc. and TD Securities (USA) LLC.

23.1	Consent of Covington & Burling LLP (contained in Exhibit 5.1).

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

* Certain personally identifiable information, marked by brackets, has been omitted from this exhibit pursuant to Item 601(A)(6) of Regulation S-K.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HUMACYTE, INC.

Date: December 16, 2025	By:	/s/ Dale A. Sander
		Name:	Dale A. Sander
		Title:	Chief Financial Officer, Chief Corporate Development Officer and Treasurer

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